Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Greenwood Village, CO 80111

(720)287-3093

Assure Holdings Performs First Neuromonitoring Case in New Jersey

DENVER, October 14, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, is pleased to announce that it has performed its first neuromonitoring case in the state of New Jersey.

Assure will be working with Marc J. Levine, M.D., who performs approximately 200 procedures annually. Dr. Levine is a board-certified orthopedic surgeon focused on adult disorders of the cervical, thoracic and lumbar spine. His education includes a Surgical Internship at Pennsylvania Hospital, an Orthopaedic Surgery Residency at Thomas Jefferson University Hospital and a Spine Surgery Fellowship at Emory University. Dr. Levine is a current Board Member and Past President of the Medical Society of New Jersey, Immediate Past President of the Eastern Orthopaedic Association and was a founding Governing Board member of the New Jersey Surgery Center. A Clinical Assistant Professor at Rutgers New Jersey Medical School, he also serves as the Director of Orthopedic Spine Surgery at RWJBarnabas Healthcare-Hamilton.

“Assure is continuing to generate strong organic growth and will remain proactive both in expanding within states we currently serve and extending our footprint to states that present compelling opportunities. We have long targeted the Northeast for expansion with New Jersey in particular demonstrating a very strong reimbursement profile,” said John A. Farlinger, Assure’s executive chairman and CEO. “Our ability to secure new business with Dr. Levine reflects the strong reputation we have built in the IONM industry.”

Dr. Levine commented, “A primary reason I selected Assure as my provider for intraoperative neuromonitoring services is the robust Quality Assurance program they have implemented, which emphasizes measurement, reporting and clinical quality improvement to meet the goals prioritized by the surgeons and hospitals with whom they work. Overall, Assure’s exceptional clinical care and service, including investing in ongoing training and development of their clinical staff, ensure that they have the highest standards and support best possible patient outcomes.”

7887 E. Belleview Ave.

Suite 500

Greenwood Village, CO 80111

(720)287-3093

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to comments with respect to: expectations with respect to the Company’s growth and development and the quality and results of future services. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and business, its remote neurology business, and economic activity in general; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 14, 2022, and available on the Company’s EDGAR profile at www.sec.gov, which risks and uncertainties are incorporated herein by reference. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
(720) 617-2526

Scott.Kozak@assureiom.com